EXHIBIT 3.35

ARTICLES OF INCORPORATION

OF

SOUTHERN CALIFORNIA FOAM, INC.

A California Corporation

FIRST: The name of this corporation is:

SOUTHERN CALIFORNIA FOAM, INC.

SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD: The name and address in the State of California of this Corporation’s initial agent for service of process is:

Dennis Curley, 19855 Kuiroz Court, City of Industry, Calif. 91733

FOURTH: This corporation is authorized to issue only one class of shares of stock, and the total number of shares which this corporation is authorized to issue is 1,000,000 shares.

Dated: February 22, 1989

/s/ Gary A. Starre
GARY A. STARRE
Sole Incorporator

I hereby declare under penalty of perjury that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

Dated: February 22, 1989

/s/ Gary A. Starre
GARY A. STARRE

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